Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On July 31, 2018, Two Harbors Investment Corp., a Maryland corporation (the “Company” or “Two Harbors”) and Eiger Merger Subsidiary LLC, a Maryland limited liability company and an indirect, wholly owned subsidiary of Two Harbors (“Merger Sub”), consummated the transactions contemplated by the Agreement and Plan of Merger (the “Merger Agreement”), dated as of April 25, 2018, with CYS Investments, Inc., a Maryland corporation (“CYS”) pursuant to which Merger Sub merged with and into CYS, with CYS continuing as the surviving corporation, becoming an indirect, wholly owned subsidiary of Two Harbors (the “Merger”).

Upon completion of the Merger and under the terms of the Merger Agreement, each outstanding share of common stock, par value $0.01 per share, of CYS (“CYS Common Stock”) (other than shares held by Two Harbors or Merger Sub or by any wholly owned subsidiary of Two Harbors, Merger Sub or CYS, which were automatically cancelled and retired and ceased to exist) was converted into the right to receive from Two Harbors (a) 0.4680 newly issued shares of common stock, par value $0.01 per share, of Two Harbors (the “Two Harbors Common Stock”) and (b) the Per Share Cash Consideration of $0.0965, as specified in the Merger Agreement. No fractional shares of Two Harbors Common Stock were issued in the Merger, and the value of any fractional interests to which a former holder of CYS Common Stock is otherwise entitled was paid in cash.

In connection with the Merger, each share of 7.75% Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share, of CYS (the “CYS Series A Preferred Stock”) was converted into the right to receive one share of newly classified 7.75% Series D Cumulative Redeemable Preferred Stock, par value $0.01 per share, of Two Harbors (the “Two Harbors Series D Preferred Stock), and each share of 7.50% Series B Cumulative Redeemable Preferred Stock, par value $0.01 per share, of CYS (the “CYS Series B Preferred Stock”) was converted into the right to receive one share of newly classified 7.50% Series E Cumulative Redeemable Preferred Stock, par value $0.01 per share, of Two Harbors (the “Two Harbors Series E Preferred Stock”). The Two Harbors Series D Preferred Stock has the same rights, preferences, privileges and voting powers as those of the CYS Series A Preferred Stock, and the Two Harbors Series E Preferred Stock has the same rights, preferences, privileges and voting powers as those of the CYS Series B Preferred Stock.

The following unaudited pro forma condensed combined financial statements for the year ended December 31, 2017 and the six months ended June 30, 2018 have been prepared as if the Merger occurred on January 1, 2017 for purposes of the unaudited pro forma condensed combined statements of comprehensive income (loss) for the year ended December 31, 2017 and six months ended June 30, 2018. The unaudited pro forma condensed combined statements of comprehensive income (loss) are not necessarily indicative of what the actual operating results would have been had the Merger occurred on January 1, 2017, nor do they purport to represent Two Harbors’ future operating results.

The estimated fair values for the assets acquired and liabilities assumed are preliminary and are subject to change during the measurement period as additional information related to the inputs and assumptions used in determining the fair value of the assets and liabilities becomes available and may result in variances to the amounts presented in the unaudited pro forma condensed combined statements of comprehensive income.

The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and have been prepared on the basis of certain assumptions and adjustments. These assumptions and the estimates underlying the adjustments are described in the accompanying notes to the unaudited pro forma condensed combined financial statements. The adjustments are based on available information and assumptions that management of Two Harbors considered to be reasonable. The unaudited pro forma condensed combined statements of comprehensive income (loss) do not purport to: (i) represent the results of Two Harbors’ operations that would have actually occurred had the Merger occurred on January 1, 2017; or (ii) project Two Harbors’ results of operations for any future period. Future results may vary significantly from the results reflected in unaudited pro forma condensed combined statements because of various factors, including those described in Two Harbors’ Annual Report on Form 10-K for the year ended December 31, 2017, and any subsequent Quarterly Reports on Form 10-Q, under the caption “Risk Factors.”

The unaudited pro forma condensed combined financial information  have been developed from, and should be read in conjunction with, (i) the consolidated financial statements of Two Harbors and the accompanying notes thereto included in Two Harbors’ Annual Report on Form 10-K for the year ended December 31, 2017 and Quarterly Report on Form 10-Q for the three and six months ended June 30, 2018, (ii) the consolidated financial statements of CYS and the accompanying notes thereto included in CYS’ Annual Report on Form 10-K for the year ended December 31, 2017, (iii) the unaudited consolidated balance sheet of CYS at June 30, 2018 and the related unaudited consolidated statement of operation, consolidated statement of stockholders equity and consolidated statement of cash flows for the six-month period ended June 30, 2018 included in Exhibit 99.2 of this Current Report on Form 8-K/A, and (iv) the accompanying notes to the unaudited pro forma condensed combined financial statements. In Two Harbors’ opinion, all adjustments necessary to reflect the Mergers have been made.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of June 30, 2018

(in thousands, except per share data)

	Two Harbors	CYS	Pro Forma		Two Harbors
	Historical	Historical	Adjustments		Pro Forma

ASSETS
Available-for-sale securities, at fair value	$19,293,354	$10,426,068	$	A	$29,719,422
Mortgage servicing rights, at fair value	1,450,261	—			1,450,261
Residential mortgage loans held-for-sale, at fair value	28,813	—			28,813
Cash and cash equivalents	417,515	953	(15,000)	B	403,468
Restricted cash	564,705	1,735			566,440
Accrued interest receivable	61,108	49,667			110,775
Due from counterparties	35,385	150,241			185,626
Receivable for reverse repurchase agreements	—	779,362			779,362
Derivative assets, at fair value	257,917	307,404			565,321
Other investments	—	8,673			8,673
Other assets	166,930	2,878			169,808
Total Assets	$22,275,988	$11,726,981	$(15,000)		$33,987,969

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Repurchase agreements	$17,205,823	$9,187,589	$		$26,393,412
Federal Home Loan Bank advances	865,024	—			865,024
Revolving credit facilities	170,000	—			170,000
Convertible senior notes	283,268	—			283,268
Obligation to return securities borrowed under reverse repurchase agreements, at fair value	—	761,406			761,406
Derivative liabilities, at fair value	39,429	6,094			45,523
Due to counterparties	25,957	284,616			310,573
Dividends payable	96,219	38,607			134,826
Accrued interest payable	84,296	56,394			140,690
Other liabilities	25,727	3,906	19,689	C	49,322
Total liabilities	18,795,743	10,338,612	19,689		29,154,044

Stockholders’ Equity
Preferred stock, par value $0.01 per share; 50,000,000 shares authorized:
8.125% Series A cumulative redeemable: 5,750,000 shares issued and outstanding ($143,750 liquidation preference)	138,872	—			138,872
7.625% Series B cumulative redeemable: 11,500,000 shares issued and outstanding ($287,500 liquidation preference)	278,094	—			278,094
7.25% Series C cumulative redeemable: 11,800,000 shares issued and outstanding ($295,000 liquidation preference)	285,584	—			285,584
7.75% Series D cumulative redeemable: 3,000,000 shares issued and outstanding ($75,000 liquidation preference)	—	—	75,000	D	75,000
7.50% Series E cumulative redeemable: 8,000,000 shares issued and outstanding ($200,000 liquidation preference)	—	—	200,000	D	200,000
Preferred stock, par value $0.01 per share; 50,000,000 shares authorized:
7.75% Series A cumulative redeemable: 3,000,000 shares issued and outstanding ($75,000 liquidation preference)	—	72,369	(72,369)	D	—
7.50% Series B cumulative redeemable: 8,000,000 shares issued and outstanding ($200,000 liquidation preference)	—	193,531	(193,531)	D	—
Common stock, par value $0.01 per share; 450,000,000 shares authorized and 175,470,398 and 247,732,927 shares issued and outstanding, respectively	1,755	—	727	E	2,482
Common stock, par value $0.01 per share; 500,000,000 shares authorized and 155,440,829 and zero shares issued and outstanding		1,554	(1,554)	E	—
Additional paid-in capital	3,678,586	1,977,734	(850,894)	E	4,805,426
Accumulated other comprehensive loss	(34,933)	—	(180,002)	A	(214,935)
Retained earnings (accumulated deficit)	(867,713)	(856,819)	987,933	A, F	(736,599)
Total Stockholders’ Equity	3,480,245	1,388,369	(34,689)		4,833,925
Total Liabilities and Stockholders’ Equity	$22,275,988	$11,726,981	$(15,000)		$33,987,969

See accompanying notes to the unaudited pro forma condensed combined financial statements

Unaudited Pro Forma Condensed Combined Statement of Comprehensive Income

For the Year Ended December 31, 2017

(in thousands, except per share data)

	Two Harbors	CYS	Pro Forma		Two Harbors
	Historical	Historical	Adjustments		Pro Forma

Interest income:
Available-for-sale securities	$631,853	$304,421	$		$936,274
Residential mortgage loans held-for-investment in securitization trusts	102,886	—			102,886
Residential mortgage loans held-for-sale	1,704	—			1,704
Other	8,646	6,362			15,008
Total interest income	745,089	310,783	—		1,055,872
Interest expense:
Repurchase agreements	210,430	114,616			325,046
Collateralized borrowings in securitization trusts	82,573	—			82,573
Federal Home Loan Bank advances	36,911	—			36,911
Revolving credit facilities	2,341	—			2,341
Convertible senior notes	17,933	—			17,933
Total interest expense	350,188	114,616	—		464,804
Net interest income	394,901	196,167	—		591,068
Other-than-temporary impairments:
Total other-than-temporary impairment losses	(789)	—			(789)
Other income:
Loss on investment securities	(34,695)	(20,274)	(94,463)	A	(149,432)
Servicing income	209,065	—			209,065
Loss on servicing asset	(91,033)	—			(91,033)
Loss on interest rate swap, swaption and cap agreements	(9,753)	(29,550)			(39,303)
(Loss) gain on other derivative instruments	(70,159)	57,750			(12,409)
Other income	30,141	163			30,304
Total other income	33,566	8,089	(94,463)		(52,808)

Expenses:
Management fees	40,472	—			40,472
Servicing expenses	35,289	—			35,289
Other operating expenses	54,160	22,995			77,155
Total expenses	129,921	22,995	—		152,916
Income (loss) from continuing operations before income taxes	297,757	181,261	(94,463)		384,555
Benefit from income taxes	(10,482)	—			(10,482)
Net income from continuing operations	308,239	181,261	(94,463)		395,037
Income from discontinued operations, net of tax	44,146				44,146
Net income	352,385	181,261	(94,463)		439,183
Income from discontinued operations attributable to noncontrolling interest	3,814				3,814
Net income attributable to the Company	348,571	181,261	(94,463)		435,369
Dividends on preferred stock	25,122	20,812			45,934
Net income attributable to common stockholders	$323,449	$160,449	$(94,463)		$389,435

Basic per common share data:
Net income from continuing operations per weighted average common share	$1.62	$1.05	$(1.26)		$1.41
Income from discontinued operations per weighted average common share	0.23	—	(0.07)		0.16
Net income per weighted average common share	$1.85	$1.05	$(1.32)		$1.58
Weighted average number of shares of common stock outstanding	174,433,999	151,757,485	(79,011,177)		247,180,307

Diluted per common share data:
Net income from continuing operations per weighted average common share	$1.60	$1.05	$(1.24)		$1.41
Income from discontinued operations per weighted average common share	0.21	—	(0.06)		0.15
Net income per weighted average common share	$1.81	$1.05	$(1.31)		$1.55
Weighted average number of shares of common stock outstanding	188,133,341	151,757,485	(79,011,177)		260,879,649

Comprehensive income:
Net income	$352,385	$181,261	$(94,463)		$439,183
Other comprehensive income, net of tax:
Unrealized gain on available-for-sale securities	135,586	—	94,463	A	230,049
Other comprehensive income	135,586	—	94,463		230,049
Comprehensive income	487,971	181,261	—		669,232
Comprehensive income attributable to noncontrolling interest	3,814	—			3,814
Comprehensive income attributable to the Company	484,157	181,261	—		665,418
Dividends on preferred stock	25,122	20,812	—		45,934
Comprehensive income attributable to common stockholders	$459,035	$160,449	$—		$619,484

See accompanying notes to the unaudited pro forma condensed comined financial statements

Unaudited Pro Forma Condensed Combined Statement of Comprehensive Income (Loss)

For the Six Months Ended June 30, 2018

(in thousands, except per share data)

	Two Harbors	CYS	Pro Forma		Two Harbors
	Historical	Historical	Adjustments		Pro Forma

Interest income:
Available-for-sale securities	$374,183	$171,087	$		$545,270
Residential mortgage loans held-for-sale	656	—			656
Other	6,540	2,906			9,446
Total interest income	381,379	173,993	—		555,372
Interest expense:
Repurchase agreements	184,392	85,956			270,348
Federal Home Loan Bank advances	9,354	—			9,354
Revolving credit facilities	1,803	—			1,803
Convertible senior notes	9,425	—			9,425
Total interest expense	204,974	85,956	—		290,930
Net interest income	176,405	88,037	—		264,442
Other-than-temporary impairments:
Total other-than-temporary impairment losses	(268)	—			(268)
Other income (loss):
Loss on investment securities	(52,553)	(304,620)	179,685	A	(177,488)
Servicing income	148,855	—			148,855
Gain on servicing asset	81,660	—			81,660
Gain on interest rate swap, swaption and cap agreements	179,678	6,259			185,937
Gain on other derivative instruments	15,728	115,442			131,170
Other income	1,788	965			2,753
Total other income (loss)	375,156	(181,954)	179,685		372,887

Expenses:
Management fees	23,161	—			23,161
Servicing expenses	26,093	—			26,093
Other operating expenses	30,007	14,595	(5,996)	B	38,606
Total expenses	79,261	14,595	(5,996)		87,860
Income (loss) before income taxes	472,032	(108,512)	185,681		549,201
Benefit from income taxes	(2,267)	—			(2,267)
Net income (loss)	474,299	(108,512)	185,681		551,468
Dividends on preferred stock	27,494	10,406			37,900
Net income (loss) attributable to common stockholders	$446,805	$(118,918)	$185,681		$513,568

Basic per common share data:
Net income (loss) per weighted average common share	$2.55	$(0.77)	$0.29		$2.07
Weighted average number of shares of common stock outstanding	175,299,822	155,438,709	(82,846,259)		247,892,272

Diluted per common share data:
Net income (loss) per weighted average common share	$2.36	$(0.77)	$0.36		$1.95
Weighted average number of shares of common stock outstanding	193,016,793	155,438,709	(82,890,663)		265,564,839

Comprehensive income (loss):
Net income (loss)	$474,299	$(108,512)	$185,681		$551,468
Other comprehensive loss, net of tax:
Unrealized loss on available-for-sale securities	(379,664)	—	(185,681)	A	(565,345)
Other comprehensive loss	(379,664)	—	(185,681)		(565,345)
Comprehensive income (loss)	94,635	(108,512)	—		(13,877)
Dividends on preferred stock	27,494	10,406	—		37,900
Comprehensive income (loss) attributable to common stockholders	$67,141	$(118,918)	$—		$(51,777)

See accompanying notes to the unaudited pro forma condensed combined financial statements.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

(in thousands, except per share data)

1.  Overview

For purposes of the unaudited pro forma condensed combined financial statements, Two Harbors has assumed a total preliminary purchase price for the Merger of approximately $1.4 billion, which consists  primarily of Two Harbors Common Stock issued in exchange for shares of CYS Common Stock.  The total preliminary purchase price was calculated based on the closing price of Two Harbors Common Stock on July 31, 2018, which was $15.50.

Estimated Purchase Price:

Common Stock Exchange:
CYS Common Stock Outstanding	155,440,829
Common Exchange Ratio	0.4680
Two Harbors Common Stock to be issued	72,746,308
Two Harbors Share Price	$15.50
		$1,127,568
Per Share Cash Consideration:
CYS Common Stock Outstanding	155,440,829
Per Share Cash Consideration	$0.0965
Per Share Cash Consideration		$15,000

	Shares
Preferred Stock Exchange:
Series D Preferred Stock	3,000,000	$75,000
Series E Preferred Stock	8,000,000	$200,000

Total Estimated Purchase Price		$1,417,568

The total preliminary estimated purchase price described above has been allocated to the assets acquired and the liabilities assumed for purposes of pro forma condensed combined financial statements, based on their estimated relative fair values, assuming the Merger was completed on June 30, 2018.  The final allocation will be based upon valuations and other analyses for which there is currently insufficient information to make a definitive allocation.  Accordingly, the purchase price allocation adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed combined financial statements.  The final purchase price allocation will be determined after a complete and thorough analysis has been completed to determine the fair value of CYS’s net assets and liabilities.  As a result, the final acquisition accounting adjustments, including those resulting from conforming CYS’s accounting policies to those of Two Harbors’ could differ materially from the pro forma adjustments presented herein.  The purchase price of CYS (as calculated in the manner described above) is allocated to the assets to be acquired and the liabilities to be assumed on the following preliminary basis:

Available-for-sale securities, at fair value	$10,426,068
Cash and cash equivalents	953
Restricted Cash	1,735
Accrued interest receivable	49,667
Due from counterparties	150,241
Receivable for reverse repurchase agreements	779,362
Derivative assets, at fair value	307,404
Other investments	8,673
Other assets	2,878
Repurchase agreements	(9,187,589)
Obligation to return securities borrowed under reverse repurchase agreements, at fair value	(761,406)
Derivative liabilities, at fair value	(6,094)
Due to counterparties	(284,616)
Dividends payable	(38,607)
Accrued interest payable	(56,394)
Other liabilities	(3,906)
Retained earnings (accumulated deficit)	29,199
$1,417,568

The unaudited pro forma condensed combined financial statements have been prepared by accounting for the Merger as an asset acquisition with Two Harbors as the acquiring entity.  The financial assets and liabilities are recorded at fair value, no goodwill is recorded, and the excess consideration (premium) paid and transactions costs are expensed given there are no meaningful non-financial assets  or other intangibles in which to assign value.

To the extent identified, certain reclassifications have been reflected in the unaudited pro forma condensed combined financials statements to conform CYS’s financial statement presentation to that of Two Harbors.  However, the unaudited pro forma condensed combined financial statements may not reflect all of the adjustments necessary to conform the accounting policies of CYS to those of Two Harbors.

The pro forma adjustments represent Two Harbors management’s preliminary estimates and are subject to change as additional information becomes available and additional analyses are performed.  The unaudited pro forma condensed combined financial statements do not reflect the impact of possible cost savings from operating efficiencies or synergies.  Also, the unaudited pro forma condensed combined financial statements do not reflect possible adjustments related to restructuring or integration activities that have yet to be determined or transaction or other costs following the Merger that are not expected to have a continuing impact.  Further, non-recurring transaction-related expenses are not included in the unaudited pro forma condensed statements of comprehensive income (loss).

The unaudited pro forma condensed combined statements of comprehensive income (loss) for the year ended December 31, 2017 and for the six months ended June 30, 2018 combine the historical consolidated statements of comprehensive income (loss) of Two Harbors and CYS, giving effect to the Merger as if it occurred on January 1, 2017, the beginning of the earliest period presented.  The unaudited pro forma condensed combined balance sheet combines the historical consolidated balance sheets of Two Harbors and CYS as of June 30, 2018, giving effect to the Merger as if it occurred on June 30, 2018.

2. Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet

The unaudited pro forma condensed combined balance sheet as of June 30, 2018 reflects the following adjustments:

A. Reclassification adjustments

Certain reclassifications have been made to the historical presentation of CYS to conform to the financial statement presentation of Two Harbors.  Two Harbors classifies its Agency RMBS and non-Agency securities, excluding inverse interest-only Agency securities classified as derivatives for purposes of U.S. GAAP, as available-for-sale securities and all associated changes in unrealized gains and losses are included in accumulated other comprehensive income, on an after-tax basis.  Therefore, the CYS Agency RMBS unrealized gains and losses, which have been accounted for historically under the fair value election pursuant to ASC 825 — Financial Instruments, have been reclassified from retained earnings (accumulated deficit) to accumulated other comprehensive income in the condensed combined balance sheet to conform to the presentation and  the accounting policies of Two Harbors.

The cumulative adjustment to reflect this reclassification in the condensed combined balance sheet:

Accumulated other comprehensive loss	$(180,002)
Retained earnings (accumulated deficit)	$180,002

B. Cash

The pro forma adjustment represents the cash consideration of $15.0 million payable to CYS stockholders at the effective time of the Merger.

C. Other Liabilities

Non-recurring transaction costs include those costs to be paid by Two Harbors or CYS that are directly attributable to the Merger.  These transaction costs, consisting primarily of executive compensation for change of control provisions and fees for bankers, legal, accounting, tax and other professional services, are estimated to be approximately $40.7 million.  These costs are non-recurring in nature and directly related to the Merger and, therefore, are reflected as a reduction to retained earnings and not included in the unaudited pro forma condensed combined statements of comprehensive income (loss).

In connection with the Merger, PRCM Advisers LLC, Two Harbors ‘ external manager has agreed to make a one-time downward adjustment of $15.0 million to the management fees payable by Two Harbors  for the quarter in which the Merger closes.

Non-recurring transaction costs	$40,685
Back-out non-recurring transaction costs already recorded	(5,996)
34,689
Reduction in management fee	(15,000)
Adjustment to other liabilities	$19,689

D. Preferred Stock

The pro forma adjustments represent the conversion of (A) CYS’s 7.75% Series A Cumulative Redeemable Preferred Stock, $0.01 par value per share, issued and outstanding immediately prior to the Effective Time into the right to receive one newly classified share of Two Harbors Series D Preferred stock and (B) CYS’s 7.5% Series B Cumulative Preferred Stock, $0.01 par value per share, issued and outstanding immediately prior to the Effective Time into the right to receive one newly classified share of Two Harbors Series E Preferred Stock. All shares of CYS’s Series A and Series B Cumulative Redeemable Preferred Stock, when so converted, shall automatically be cancelled and cease to exist.

Two Harbors Series D Preferred Stock to be issued	$75,000
Less: CYS Series A Preferred Stock - historical basis	(72,369)
Two Harbors Series E Preferred Stock to be issued	200,000
Less: CYS Series B Preferred Stock - historical basis	(193,531)

E. Common Stock and Additional Paid-in Capital

The pro forma adjustments represent the issuance of Two Harbors Common Stock with a par value of $0.01 per share and a market price of $15.50 as of July 31, 2018. Each share of CYS Common Stock was converted into 0.4680 shares of Two Harbors Common Stock at the effective time of the Merger.

CYS Common Stock outstanding as of June 30, 2018	155,440,829
Exchange ratio	0.4680
Two Harbors Common Stock to be issued	72,746,308
Par value per share of Two Harbors Common Stock	$0.01
Par value of Two Harbors Common Stock to be issued	$727
Less: Par value of CYS Common Stock - historical basis	(1,554)
Adjustment to Two Harbors Common Stock	$(827)
Two Harbors Common Stock to be issued	72,746,308
Additional paid-in capital per share ($15.50-$0.01 par value)	$15.49
Additional paid-in capital of Two Harbors Common Stock to be issued	$1,126,840
Less: CYS additional paid-in capital - historical basis	(1,977,734)
Adjustment to additional paid-in capital	$(850,894)

F. Retained Earnings (accumulated deficit)

The pro forma adjustments represent the elimination of CYS’s accumulated deficit of $857 million as of June 30, 2018, an adjustment of $29.2 million to decrease retained earnings for the excess consideration (the amount that the cost of the acquisition of CYS exceeds the gross assets acquired less liabilities assumed - see allocattion of purchase price to assets acquired and liabilities assumed in the Overview section), an adjustment of $34.7 million to decrease retained earnings for non-recurring transaction costs  directly attributable to the Merger that have not yet been expensed in the historical consolidated statements of comprehensive income (loss) (See Note C above), and an adjustment of $15.0 million to increase retained earnings for the one-time downward adjustment to management fees payable by Two Harbors for the quarter in which the merger closes.

Elimination of CYS’s accumulated deficit	$856,819
Adjustment for excess consideration	(29,199)
Adjustment for non-recurring transaction costs	(34,689)
Adjustment for reduction in management fee	15,000
Adjustment to retained earnings (accumulated deficit)	$807,931

3. Adjustments to the Unaudited Pro Forma Condensed Combined Statements of Comprehensive Income (Loss) for the year ended December 31, 2017 and the six months ended June 30, 2018

The historical amounts include Two Harbors’ and CYS’s actual operating results for the periods presented.  The pro forma adjustements to the historical amounts are presented in the unaudited pro forma condensed combined statements of comprehensive income (loss) for the year ended December 31, 2017 and the six months ended June 30, 2018, assuming the Merger occurred on January 1, 2017.  Noted below are the explanations for the adjustments included in the unaudited pro forma condensed combined statements of comprehensive income (loss) for the year ended December 31, 2017 and the six months ended June 30, 2018:

A. Reclassification adjustments

Certain reclassifications have been made to the historical presentation of CYS to conform to the financial statement presentation of Two Harbors.  Two Harbors classifies its Agency RMBS and non-Agency securities, excluding inverse interest-only Agency securities classified as derivatives for purposes of U.S. GAAP, as available-for-sale securities and all associated changes in unrealized gains and losses are included in accumulated other comprehensive income, on an after-tax basis.  Therefore, the CYS Agency RMBS unrealized gains and losses, which have been accounted for historically under the fair value election pursuant to ASC 825 — Financial Instruments, have been reclassified from other income (loss) to other comprehensive income (loss) in the Statement of Compehensive Income (Loss) to conform to the presentation and  the accounting policies of Two Harbors.

The cumulative adjustment to reflect this reclassification in the Statements of Comprehensive Income (Loss):

	Year ended	Six months
	December 31,	ended June 30,
	2017	2018

Loss on investment securities	$94,463	$(179,685)

B. Transaction Costs

CYS incurred certain merger-related transaction costs during the six months ended June 30, 2018. The pro forma adjustment represents the reversal of these costs, which were directly related to the Merger and will not have a continuing impact on the operating results of Two Harbors.

	Year ended	Six months
	December 31,	ended June 30,
	2017	2018

Other operating expenses	$—	$(5,996)

C. Earnings per Share

The unaudited pro forma adjustment to shares outstanding used in the calculation of basic and diluted earnings per share are based on the combined basic and diluted weighted average shares, after giving effect to the Common Exchange Ratio, as follows (in thousands, except share data):

	Year ended	Six months
	December 31,	ended June 30,
	2017	2018
Numerator:
Net income from continuing operations	$395,037	$551,468
Income from discontinued operations, net of tax	44,146	—
Net income	439,183	551,468
Income from discontinued operations attributable to noncontrolling interest	3,814	—
Net income attributable to the Company	435,369	551,468
Dividends on preferred stock	45,934	37,900
Net income attributable to common stockholders	389,435	513,568
Interest expense attributable to convertible notes	17,867	4,701
	$407,302	$518,269

Denominator:
Two Harbors weighted average common shares outstanding - basic	174,433,999	175,145,964
Two Harbors Common Stock to be issued to CYS stockholders	72,746,308	72,746,308
Pro forma weighted average common shares outstanding - basic	247,180,307	247,892,272
Effect of dilutive shares issued in an assumed conversion	13,699,342	17,672,567
Pro forma weighted average common shares outstanding - diluted	260,879,649	265,564,839

Basic per common share data:
Net income from continuing operations per weighted average common share	$1.41	$2.07
Income from discontinued operations per weighted average common share	0.16	—
Net income per weighted average common share	$1.58	$2.07

Diluted per common share data:
Net income from continuing operations per weighted average common share	$1.41	$1.95
Income from discontinued operations per weighted average common share	0.15	—
Net income per weighted average common share	$1.55	$1.95